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                              POLYMER GROUP, INC.
           Exhibit 11-Statement of Computation of Per Share Earnings

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                                                                    Pro Forma
                                                   Pro Forma       Six Months      Six Months        Six Months
                                                  Year Ended          Ended          Ended             Ended
                                                  December 28,      June 28,        June 28,          June 29,
                                                     1996             1997            1997              1996
                                                 ------------      ----------      ----------        ---------
PRIMARY INCOME (LOSS) PER COMMON
   SHARE
Net income (loss) available to common stock (A)       $20,373        $  7,898        $ 10,974         $(14,837)

Common shares:
Weighted average shares outstanding                    32,000          32,000          32,000           23,375
Adjustments:
   Common share equivalents
      Shares                                                -               -               -                -
      Warrants to purchase common shares                    -               -               -                -
                                                      -------        --------        --------         --------

Weighted average number of shares outstanding (B)      32,000          32,000          32,000           23,375

Primary income (loss) per common share                $  0.64        $   0.25        $   0.34         $  (0.64)
                                                      =======        ========        ========         ========

INCOME (LOSS) PER COMMON SHARE ASSUMING
   FULL DILUTION
Net income (loss) available to common stock (A)       $20,373        $  7,898        $ 10,974         $(14,837)

Common shares:
Weighted average shares outstanding                    32,000          32,000          32,000           23,375

Adjustments:
   Common share equivalents
      Shares                                                -               -               -                -
      Warrants to purchase common shares                    -               -               -                -
                                                      -------        --------        --------         --------

Weighted average number of shares outstanding (B)      32,000          32,000          32,000           23,375

Income (loss) per common share assuming full dilution $  0.64        $   0.25        $   0.34          $ (0.64)
                                                      =======        ========        ========          =======

                                                                        Fiscal Year Ended
                                                  -------------------------------------------------------------
                                                  December 28,   December 30,     December 31,       January 1,
                                                      1996           1995            1994               1994
                                                  -----------    ------------     -----------        ----------
PRIMARY INCOME (LOSS) PER COMMON
   SHARE
Net income (loss) available to common stock (A)       $(2,130)       $(28,446)       $(23,919)        $    960

Common shares:
Weighted average shares outstanding                    27,688           1,097             938              176
Adjustments:
   Common share equivalents
      Shares                                                -          17,985          18,144           18,906
      Warrants to purchase common shares                    -           1,418           1,418            1,418
                                                      -------        --------        --------         --------

Weighted average number of shares outstanding (B)      27,688          20,500          20,500           20,500

Primary income (loss) per common share                $ (0.08)       $  (1.39)       $  (1.17)        $   0.05
                                                      =======        ========        ========         ========

INCOME (LOSS) PER COMMON SHARE ASSUMING
   FULL DILUTION
Net income (loss) available to common stock (A)       $(2,130)       $(28,446)       $(23,919)        $    960

Common shares:
Weighted average shares outstanding                    27,688           1,097             938              176

Adjustments:
   Common share equivalents
      Shares                                                -          17,985          18,144           18,906
      Warrants to purchase common shares                    -           1,418           1,418            1,418
                                                      -------        --------        --------         --------

Weighted average number of shares outstanding (B)      27,688          20,500          20,500           20,500

Income (loss) per common share assuming full dilution $ (0.08)       $  (1.39)       $  (1.17)         $  0.05
                                                      =======        ========        ========          =======


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(A)  Adjusted for cumulative dividends on redeemable preferred stock.

(B) The calculation of weighted average shares outstanding gives effect to the approximate 19.97 to 1 stock split which was approved by the Company's Board of Directors on March 5, 1996.